SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GIBRALTAR PACKAGING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0496290
(State of incorporation)	(I.R.S. Employer Identification No.)

2000 Summit Avenue, Hastings, Nebraska 68901

(Address of Principal Executive Offices)

GIBRALTAR PACKAGING GROUP, INC.

DIRECTOR STOCK OPTION PLAN

(Full Title of the Plan)

Copy to:

Brett E. Moller	Christopher J. Hubbert, Esq.
Vice President Finance	Kohrman Jackson & Krantz P.L.L.
Gibraltar Packaging Group, Inc.	1375 East 9th Street, 20th Floor
2000 Summit Avenue	Cleveland, Ohio 44114
Hastings, Nebraska 68901	216-696-8700
(402) 463-1366
(Name, address and telephone number of agent for service)

Removal from Registration

This Post Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 33-66844) (the “Registration Statement”) of Gibraltar Packaging Group, Inc. (the “Company”), filed with the Securities and Exchange Commission on July 30, 1993, registering 25,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Company’s Director Stock Option Plan (the “Plan”).

On June 29, 2004, the Company filed a Form 15 to terminate the registration of the Common Stock under the Securities Exchange Act of 1934, as amended. In conjunction with such termination of registration, the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 to Form S-8 is being filed to deregister all shares of Common Stock remaining unsold upon termination of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to registration statement 33-66844 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hastings, state of Nebraska, on June 29, 2004.

GIBRALTAR PACKAGING GROUP, INC.

By:	/s/ Walter E. Rose
Walter E. Rose, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Walter E. Rose Walter E. Rose	Chief Executive Officer and Chairman (Principal Executive Officer)	June 29, 2004

/s/ Brett E. Moller Brett E. Moller	Vice President Finance (Principal Financial and Accounting Officer)	June 29, 2004

/s/ Richard D. Hinrichs Richard D. Hinrichs	Chief Operating Officer and Director	June 29, 2004

/s/ John W. Lloyd John W. Lloyd	Director	June 29, 2004

/s/ Robert G. Shaw Robert G. Shaw	Director	June 29, 2004

/s/ John D. Stautnieks John D. Strautnieks	Director	June 29, 2004

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